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                                                                 EXHIBIT 3.2
                                   BYLAWS

                                    OF

                        ENERGY SEARCH, INCORPORATED


                                 ARTICLE I

                                  OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Knoxville, County of Knox, State of Tennessee.

     SECTION 2. OTHER OFFICES. The corporation may have offices at such places, both within and without the State of Tennessee, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                         MEETINGS OF SHAREHOLDERS

     SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the shareholders shall be held, except as otherwise provided by statute, the Charter or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of shareholders may be held within or without the State of Tennessee as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held each year at such time and on such day as may be designated by the Board of Directors. Annual meetings shall be held to elect, by a plurality vote, successors to those members of the Board of Directors whose terms expire at the meeting and to transact only such other business as may be properly brought before the meeting in accordance with these Bylaws.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or the Chief Executive Officer.

     SECTION 4. WRITTEN NOTICE. Written notice of all meetings of shareholders, stating the place, date and time, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, not less than 10 days nor more than two months before the date fixed for the meeting.




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     SECTION 5.     WAIVER OF NOTICE.  Whenever notice is required to be
given under the provisions of the statutes, the Charter or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting and a waiver of consideration of any particular matter at the meeting that is not within the particular purpose stated in the notice of such meeting, unless the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting is not lawfully called or convened.

     SECTION 6. SHAREHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder as reflected in the records of the corporation. Such list shall be available for inspection by any shareholder, for any purpose germane to the meeting, during ordinary business hours, beginning two days after notice of the annual or special meeting is given and continuing through the meeting, either at the corporation's principal office or a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     SECTION 7. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Charter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the officer of the corporation presiding as chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 8. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 70 days before the date of

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any such meeting, nor more than 70 days before effectuation of any other action proposed to be taken. Only shareholders of record on a record date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

     SECTION 9. ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

     SECTION 10. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the Charter a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 11. VOTING RIGHTS. Except as otherwise provided in the Charter or the resolution or resolutions of the Board of Directors creating any class of stock, each holder of issued and outstanding shares of stock shall, at every meeting of shareholders, be entitled to one vote in person or by proxy for each share of the issued and outstanding stock having voting power held by such shareholder.

     SECTION 12. ACTION WITHOUT A MEETING. Unless otherwise provided by law, no action required or permitted to be taken at any annual or special meeting of shareholders of the corporation may be taken by written consents without a meeting.

     SECTION 13. CONDUCT OF MEETINGS. Meetings of shareholders generally shall be subject to the following:

          (a) The Chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the Chairman. If, in his or her absolute discretion, the Chairman deems it advisable to dispense with the rules of procedure as to any one meeting of shareholders or part thereof, the Chairman shall so state and clearly shall state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b) If disorder should arise which, in the absolute discretion of the Chairman, prevents the continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting immediately is adjourned without the necessity of any vote or further action of the shareholders.
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          (c)  The Chairman may ask or require anyone not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

          (d) The Chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second.

          (e) Except as the Chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder and seconded by such a shareholder or proxy other than the individual who proposed the resolution or motion.

     SECTION 14. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the Chief Executive Officer may appoint, before any meeting of shareholders, one or more inspectors (who may be directors and/or employees of the corporation) to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.


                                ARTICLE III

                                 DIRECTORS

     SECTION 1. NUMBER AND TERM OF DIRECTORS. The number of directors which shall constitute the whole Board shall be not less than three and shall be fixed or changed from time to time by, and only by, resolution adopted by the affirmative vote of not less than two-thirds of the entire Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Directors need not be shareholders.

     SECTION 2. POWERS. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Charter or these Bylaws directed or required to be exercised or done by the shareholders.
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     SECTION 3.     VACANCIES.  Vacancies and newly created directorships
resulting from any increase in the authorized number of directors shall be filled as provided in the Charter.

     SECTION 4. RESIGNATION AND REMOVAL. Any director may resign at any time and such resignation shall take effect upon receipt by the corporation of the written notice, or at such later time as set forth in the notice of resignation. Any or all of the directors may be removed, but only for cause, as provided in the Charter.

     SECTION 5. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Charter, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 6. PLACE OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Tennessee.

     SECTION 7. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected Board of Directors shall be held following the annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

     SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, Chief Executive Officer or Secretary on one days' notice to each director, personally, by telegram, facsimile transmission or electronic mail, or on three day's notice to each director by mail.

     SECTION 10. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     SECTION 11. QUORUM. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of
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business and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or the Charter. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

     SECTION 13. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means through which all persons participating in the meeting simultaneously can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 14. NOTICE. Notices to directors shall be in writing and delivered personally or transmitted to the directors at their addresses appearing on the books of the corporation, except as provided in this section. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors also may be given by telegram, facsimile transmission or electronic mail, which shall be deemed given at the time when the same shall be sent to addresses provided by directors from time to time. Oral notice given by the Chairman of the Board, the Chief Executive Officer, the Secretary or any person delegated by them shall be effective if such officers deem oral notice to be reasonable under the circumstances. Oral notice shall be effective when communicated in a comprehensive manner.

     SECTION 15. WAIVER OF NOTICE. Whenever notice is required to be given under the provisions of the statutes, the Charter or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice, which waiver shall be filed with the minutes of the proceedings of the Board or committee. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice.


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                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the directors present at any meeting at which there is a quorum, may appoint an Executive Committee whose membership shall consist of two or more members of the Board of Directors as it may deem advisable from time to time to serve at the pleasure of the Board. The Board of Directors also may appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Board of Directors may fill any vacancies as they occur. The Executive Committee shall have and may exercise the full powers of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and controls as the Board of Directors may impose from time to time.

     SECTION 2. AUDIT COMMITTEE. The Audit Committee, shall cause a suitable examination of the financial records and operations of the corporation and its subsidiaries to be made by the internal auditor of the corporation. The Audit Committee also shall recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the corporation and its subsidiaries, review examination reports of the corporation and its subsidiaries prepared by regulatory authorities, review policies and practices regarding compliance with laws and conflicts of interests and report to the Board of Directors at least once each calendar year.

     SECTION 3. EXECUTIVE MANAGEMENT AND COMPENSATION COMMITTEE. The Executive Management and Compensation Committee shall recommend individuals to serve as officers, review the personnel policies, plans and programs of the corporation, including individual salaries of executive officers, and submit recommendations to the Board of Directors. The Executive Management and Compensation Committee shall review and administer the corporation's stock option and other equity-based incentive plans, make recommendations related to such plans and review all material plan changes. The Executive Management and Compensation Committee also shall recommend to the Board of Directors the retainer and attendance fee for nonemployee directors and review management's recommended annual budget and the Company's strategic plans.

     SECTION 4. OTHER COMMITTEES. The Board of Directors may designate such other committees as it may deem appropriate and such committees shall exercise the authority delegated to them.

     SECTION 5. COMMITTEE MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time at intervals for regular meetings, notice of which shall not be required.

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Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee in the manner provided in these bylaws for call of meetings of the Board of Directors. A majority of its members shall constitute a quorum for the transaction of the business of any committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

     SECTION 6. SUBSTITUTES. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, unanimously may appoint another member of the Board to act at a meeting in place of such absent or disqualified member.


                                 ARTICLE V

                       OFFICERS AND TITLED POSITIONS

     SECTION 1. APPOINTMENT OF OFFICERS. The Board of Directors at its first meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall appoint from their number a Chairman of the Board, President and Secretary. The Board of Directors also may appoint a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, a Treasurer or other officers designated as officers by the Board. The dismissal of an officer, the appointment of an officer to fill the office of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers and the change of an officer to a different or additional office, may be made by the Board of Directors at any later meeting. Any two or more offices may be filled by the same person.

     SECTION 2. APPOINTMENTS TO TITLED POSITIONS. The Board may from time to time appoint individuals to titled positions, including but not limited to the positions of Assistant Vice President, Assistant Secretary and Assistant Treasurer, and from time to time also may designate and fill such other titled positions as they may deem proper. The dismissal of the holder of a titled position, the appointment of a replacement for the holder of a titled position to fill the place of one who has been dismissed or has ceased for any reason to hold a titled position, the appointment of any additional titled position holders and the change of a titled position holder to a different or additional position, may be made by the Board of Directors at any meeting. Any two or more titled positions may be filled by the same person.

     SECTION 3. AUTHORITY OF OFFICERS. The Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Secretary, the Treasurer and any other persons

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expressly designated as officers by the Board shall be the only officers of the corporation. Only the officers of the corporation shall have discretionary authority to determine the fundamental policies of the corporation.

     SECTION 4. AUTHORITY OF TITLED POSITIONS. Holders of titled positions shall not by virtue of holding such titled position be deemed to be officers of the corporation. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the corporation and shall not, by reason of holding such titled positions, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.

     SECTION 5. TERM OF SERVICE. Each officer and holder of a titled position shall serve at the pleasure of the Board. The Board of Directors may remove any officer or holder of a titled position from that office or position with or without cause. Any officer or holder of a titled position may resign his or her office or position at any time, such resignation to take effect upon receipt of written notice thereof by the corporation unless otherwise specified in the resignation.

     SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and at all meetings of the Board of Directors and shall have such other duties and powers as may be imposed or given by the Board of Directors. In the case of absence or inability to act of the President or Chief Executive Officer, the Chairman of the Board shall exercise all of the duties and responsibilities of such officer until the Board of Directors otherwise shall direct.

     SECTION 7. PRESIDENT. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect and shall perform all other duties necessary or appropriate to the President's office, subject, however, to his or her right (unless otherwise limited by the Board of Directors) and the right of the directors to delegate any specific powers to any other officer or officers of the corporation. The President shall be the Chief Executive Officer unless another person is appointed Chief Executive Officer by the Board of Directors. In the case of absence or inability to act of the Chairman of the Board or the Chief Executive Officer, the President shall exercise all of the duties and responsibilities of such officer until the Board of Directors otherwise shall direct.



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     SECTION 8.     CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer,
in addition to duties as Chairman of the Board, President or other officer, as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation, other than the officers appointed by the Board, as he or she may deem necessary.

     SECTION 9. CHIEF FINANCIAL OFFICER. There may be elected a Chief Financial Officer who shall, if elected, subject only to the control of the Board of Directors, have general charge, control and supervision over the financial policy and administration of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. The Chief Financial Officer shall report only and directly to the Board of Directors.

     SECTION 10. CHIEF OPERATING OFFICER. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control and supervision over the administration and operations of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. If no Chief Operating Officer is elected, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.

     SECTION 11. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors may at its discretion designate one or more of the Vice Presidents to be an Executive Vice President or Senior Vice President. Any Vice President so designated shall have such duties and responsibilities as the Board shall prescribe.

     SECTION 12. SECRETARY. The Secretary shall attend all meetings of the shareholders, the Board of Directors and, if there shall be one, the Executive Committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. The Secretary safely shall keep in his or her custody the seal of the corporation, if any, and shall have authority to affix the same to all instruments where its use is required or appropriate. The Secretary shall give all notices required or appropriate pursuant to statute, Charter, Bylaws or resolution. The Secretary shall perform such other duties as may be delegated by the Board of Directors.

     SECTION 13. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements.

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The Treasurer shall deposit all moneys, securities and other valuable effects in the name of the corporation in depositories as may be designated for that purpose by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the Board, and whenever requested by them, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall deliver to the Chief Executive Officer of the corporation and keep in force a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned on faithful performance of the duties of his or her office, and for restoration to the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the corporation.

     SECTION 14. ASSISTANT SECRETARY AND ASSISTANT TREASURER. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons, respectively.

     SECTION 15. OTHER OFFICERS. All other officers, as may from time to time be appointed by the Board of Directors, shall perform such duties and exercise such authority as the Board of Directors shall prescribe.

     SECTION 16. ABSENCE OF OFFICER. In the case of the absence or inability to act of any officer, or for any other reason that the Board may deem sufficient, the Board of Directors or the Chief Executive Officer may delegate the powers or duties of such officer to any other officer or director. To the extent that the enumerated powers or duties do not involve participation in major policy-making functions of the corporation or the exercise of discretionary authority to that end, said powers or duties may be delegated to the holder of a titled position, but shall be exercised under the supervision of an officer.

     SECTION 17. ABSENCE OF HOLDER OF TITLED POSITION. In the case of the absence of the holder of any titled position, or for any other reason that the Board or Chief Executive Officer may deem sufficient, the Board of Directors or the Chief Executive Officer may delegate the powers or duties of such titled position to any officer or director or to the holder of any other titled position.








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                                ARTICLE VI

                              INDEMNIFICATION

     SECTION 1. INDEMNIFICATION OTHER THAN IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), and whether formal or informal, by reason of the fact that the person is or was a director or officer of the corporation or, is or was a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (in the case of action in an official capacity) or not opposed to (in the case of action other than in an official capacity) the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in (in the case of action in an official capacity) or not opposed to (in the case of action other than in an official capacity) the best interests of the corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such conduct was unlawful. Persons who are not directors or officers of the corporation similarly may be indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by law.

     SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in (in the case of action in an official capacity) or not opposed to (in

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
the case of action other than in an official capacity) the best interests of the corporation. Indemnification shall not be made for a claim, issue or matter in which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the relevant circumstances of the case, such person is fairly and reasonably entitled to indemnity for reasonable expenses. Persons who are not directors or officers of a corporation may be similarly identified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by law.

     SECTION 3. EXPENSES. To the extent that a director, officer or other person whose indemnification is authorized by the Board of Directors, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith.

     SECTION 4. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by a majority vote of a quorum of directors who are not parties to such action, suit or proceeding, or (b) if a quorum cannot be obtained pursuant to (a), by majority vote of a committee of the Board, which consists of two or more directors who are not parties to the action, suit or proceeding, or (c) if there are no such directors or committee, or if such directors or committee so directs, by independent special legal counsel (who may be the regular counsel of the corporation) in a written opinion, or (d) by the shareholders, but shares owned by or voted under the control of directors who are parties to the action, suit or proceeding may not vote on the determination.

     SECTION 5. ADVANCEMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 if a determination is made that the facts then known to those making the indemnification determination would not preclude indemnification, and upon receipt of (a) a written affirmation of the director, officer, employee or agent of his or her good faith belief that he or she has met the applicable standard of conduct, and (b) a written undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he or she is not entitled to indemnification

     SECTION 6. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter, any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

     SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

     SECTION 8. MERGERS. The provisions of this Article are for the benefit of directors and officers of this corporation and shall survive merger or consolidation of this corporation. For the purposes of this Article, references to the "corporation" include any domestic or foreign constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation.

     SECTION 9. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation nevertheless shall indemnify each director and officer, or other person whose indemnification is authorized by the Board of Directors as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     SECTION 10. CONSTRUCTION. It is the intent of this Article to grant to the directors and officers of the corporation, and to directors and officers serving at the request of the corporation as directors,

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
officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, the broadest indemnification permitted under the laws of the State of Tennessee, as the same may be amended from time to time, and this Article shall be construed liberally to give effect to such intent. The corporation further intends, acknowledges and agrees that all directors and officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any director and officer, without his or her consent.


                                ARTICLE VII

                               SUBSIDIARIES

     SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer or any officer designated by the Board of Directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any subsidiary corporation, for any amendments to the charter or bylaws of any such subsidiary corporation or for the liquidation, merger or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers or other employees or agents of the corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.


     SECTION 2. SUBSIDIARY OFFICERS NOT OFFICERS. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be officers of the corporation, nor shall any such officer of a subsidiary corporation, unless such officer also shall be a director or officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.

                               ARTICLE VIII

                           CERTIFICATES OF STOCK

     SECTION 1. FORM. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such shareholder in the corporation.

     SECTION 2.     FACSIMILE SIGNATURE.  Where a certificate is signed
(a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of issue.

     SECTION 3. LOST CERTIFICATES. The corporation may issue a new certificate or certificates in place of any certificate or certificates previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the person's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 4. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Tennessee.

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
                                ARTICLE IX

                            GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Charter, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Charter.

     SECTION 2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interests of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     SECTION 5. SEAL. The corporate seal, if any, shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Tennessee." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.


                                 ARTICLE X

                                AMENDMENTS

     Subject to any provisions of the Charter, these Bylaws may be amended, altered, changed or repealed at any regular or special meeting of the Board of Directors. Subject to any revisions of the Charter, these Bylaws also may be amended, altered, changed or repealed at any regular or special meeting of shareholders provided that notice of the meeting states that amendment of the Bylaws is a purpose of the meeting, and the proposed amendment has been provided to the shareholders as required under applicable law.



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